INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Third Quarter 2026 Results
Record Third Quarter 2026 Earnings Per Share
INDIANA, Pa., - October 22, 2026 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $38.6 million for the third quarter of 2026 compared to $36.6 million for the second quarter of 2026 and $35.0 million for the third quarter of 2025. Diluted earnings per share was a record high of $1.09 for the third quarter of 2026, an increase of $0.07, or 6.9%, compared to $1.02 for the second quarter of 2026 and an increase of $0.18, or 19.8%, compared to $0.91 for the third quarter of 2025. Diluted earnings per share growth was due to both higher net income and share repurchases of 8.3% of outstanding shares since September 30, 2025.
Third Quarter of 2026 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.55%, return on average equity (ROE) of 10.84% and return on average tangible shareholders' equity (ROTE) (non-GAAP) of 14.81% compared to ROA of 1.49%, ROE of 10.37% and ROTE (non-GAAP) of 14.15% for the second quarter of 2026.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) increased 12 basis points to 2.01% compared to 1.89% for the second quarter of 2026.
•Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) expanded 7 basis points to 4.06% compared to 3.99% in the second quarter of 2026.
•Net charge-offs were $2.1 million, or 0.10% of average loans, compared to net charge-offs of $1.0 million, or 0.05% of average loans, in the second quarter of 2026.
•Nonperforming assets (NPAs) decreased $3.7 million to $36.5 million, or 0.45% of total loans plus other real estate owned (OREO), compared to $40.2 million, or 0.50%, at June 30, 2026.

“Our results reflect another strong quarter, highlighted by record earnings per share, record revenue and higher core profitability,” said Chris McComish, chief executive officer. “We delivered broad-based strength across our income statement which reflects our disciplined operating strategy and continued focus on creating shareholder value. We believe we are well-positioned to build on this momentum and capitalize on future opportunities.”
Net Interest Income
Net interest income was $93.1 million in the third quarter of 2026 compared to $90.4 million in the second quarter of 2026. NIM (FTE) (non-GAAP) increased 7 basis points to 4.06% compared to 3.99% in the prior quarter. The increase in
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S&T Earnings Release - 2

net interest income was primarily due to higher yields on interest-earning assets and one additional day in the third quarter compared to the second quarter. The yield on average interest-earning assets increased 9 basis points to 5.73% compared to 5.64% in the second quarter of 2026 primarily related to a higher yield on both average securities and average loans. The yield on total average loans increased 6 basis points to 5.95% compared to 5.89% in the prior quarter. Average total loan balances increased $61.2 million to $8.1 billion compared to $8.0 billion in the second quarter of 2026. Total interest-bearing liability costs increased 3 basis points to 2.53% compared to 2.50% in the second quarter of 2026 mainly due to a higher cost of deposits and borrowings. Average interest-bearing deposits increased $31.8 million to $5.9 billion compared to $5.8 billion in the prior quarter.
Asset Quality
The allowance for credit losses, or ACL, was unchanged at $93.3 million, or 1.16% of total portfolio loans, at both September 30, 2026 and June 30, 2026. The provision for credit losses was $1.4 million for the third quarter of 2026 compared to $1.1 million in the second quarter of 2026. Net loan charge-offs were $2.1 million, or 0.10% of average loans, compared to $1.0 million, or 0.05% of average loans, in the second quarter of 2026. NPAs decreased $3.7 million to $36.5 million, or 0.45% of total loans plus OREO, compared to $40.2 million, or 0.50%, at June 30, 2026.
Noninterest Income and Expense
Noninterest income was relatively unchanged at $14.7 million in the third quarter of 2026 compared to $14.9 million in the second quarter of 2026. Expenses were well controlled during the third quarter with an efficiency ratio (FTE) (non-GAAP) of 53.23% compared to 55.52% in the second quarter of 2026. Noninterest expense decreased $1.1 million to $57.6 million in the third quarter of 2026 compared to $58.7 million in the second quarter of 2026. Other noninterest expense decreased $0.9 million primarily due to normal fluctuations across several expense categories and timing-related items.
Financial Condition
Total assets were $9.9 billion at both September 30, 2026 and June 30, 2026. Total portfolio loans decreased $4.4 million compared to June 30, 2026 due to lower line utilization and originations. Commercial loans decreased $11.9 million and consumer loans increased $7.5 million compared to June 30, 2026. The decrease in the commercial loan portfolio was due to a decrease in commercial and industrial of $51.1 million and a decrease in commercial construction of $25.6 million, offset by growth in commercial real estate of $64.8 million compared to June 30, 2026. Deposits were down modestly in the third quarter of 2026 primarily due to seasonality. Total deposits decreased $22.2 million compared to June 30, 2026. Noninterest bearing deposits decreased $32.6 million and savings decreased $8.3 million, offset primarily by an increase in certificates of deposit of $15.0 million. Total borrowings decreased $60.0 million to $215.3 million at September 30, 2026 compared to $275.3 million at June 30, 2026.
Capital
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
No share repurchases occurred in the third quarter of 2026. A total of 3,169,294 shares were repurchased, representing 8.3% of outstanding shares, at an average price of $42.09 per share totaling $133.4 million since share repurchases began in the fourth quarter of 2025.
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S&T Earnings Release - 3

Conference Call
S&T will host its third quarter 2026 earnings conference call live via webcast at 1:00 pm ET, Thursday, October 22, 2026. To access the webcast, go to S&T Bancorp Inc.’s Investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.9 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, LinkedIn and X.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes, including the use of artificial intelligence and digital assets; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our brand risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and
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S&T Earnings Release - 4

retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2025, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholders' equity, PPNR to average assets, efficiency ratio on an FTE basis, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2026	2026	2025
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$120,227	$116,960	$120,321
Investment Securities:
Taxable	11,194	10,756	10,994
Tax-exempt	51	34	34
Dividends	280	309	274
Total Interest and Dividend Income	131,752	128,059	131,623

INTEREST EXPENSE
Deposits	36,372	35,399	39,864
Borrowings, junior subordinated debt securities and other	2,250	2,280	2,518
Total Interest Expense	38,622	37,679	42,382

NET INTEREST INCOME	93,130	90,380	89,241
Provision for credit losses	1,411	1,112	2,792
Net Interest Income After Provision for Credit Losses	91,719	89,268	86,449

NONINTEREST INCOME
Gain on sale of securities	—	169	—
Debit and credit card	4,764	4,695	4,722
Service charges on deposit accounts	4,456	4,290	4,175
Investment services and trust	3,727	3,563	3,118
Other	1,716	2,143	1,748
Total Noninterest Income	14,663	14,860	13,763

NONINTEREST EXPENSE
Salaries and employee benefits	32,654	32,680	32,180
Data processing and information technology	5,036	5,163	4,901
Occupancy	3,990	4,074	4,014
Furniture, equipment and software	3,644	3,524	3,225
Other taxes	2,196	1,773	2,088
Professional services and legal	1,432	1,286	1,199
Marketing	1,325	1,876	1,255
FDIC insurance	1,080	1,074	1,071
Other noninterest expense	6,284	7,214	6,443
Total Noninterest Expense	57,641	58,664	56,376
Income Before Taxes	48,741	45,464	43,836
Income tax expense	10,138	8,821	8,874
Net Income	$38,603	$36,643	$34,962

Per Share Data
Shares outstanding at end of period	35,266,564	35,264,936	38,350,500
Average shares outstanding - diluted	35,559,299	36,010,449	38,595,118
Diluted earnings per share	$1.09	$1.02	$0.91
Dividends declared per share	$0.37	$0.37	$0.34
Dividend yield (annualized)	3.06%	3.02%	3.62%
Dividends paid to net income	33.82%	36.40%	37.35%
Book value	$39.91	$39.81	$38.47
Tangible book value (non-GAAP)(1)	$29.28	$29.18	$28.69
Market value	$48.37	$49.08	$37.59

Profitability Ratios (Annualized)
Return on average assets	1.55%	1.49%	1.42%
Return on average shareholders' equity	10.84%	10.37%	9.48%
Return on average tangible shareholders' equity (non-GAAP)(2)	14.81%	14.15%	12.81%
Pre-provision net revenue / average assets (non-GAAP)(3)	2.01%	1.89%	1.89%
Efficiency ratio (FTE) (non-GAAP)(4)	53.23%	55.52%	54.41%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2026	2025
INTEREST AND DIVIDEND INCOME
Loans, including fees	$352,481	$352,357
Investment Securities:
Taxable	32,710	31,913
Tax-exempt	119	226
Dividends	834	881
Total Interest and Dividend Income	386,144	385,377

INTEREST EXPENSE
Deposits	107,457	117,274
Borrowings, junior subordinated debt securities and other	6,741	8,967
Total Interest Expense	114,198	126,241

NET INTEREST INCOME	271,946	259,136
Provision for credit losses	3,850	1,726
Net Interest Income After Provision for Credit Losses	268,096	257,410

NONINTEREST INCOME
Gain (loss) on sale of securities	169	(2,295)
Debit and credit card	13,742	13,498
Service charges on deposit accounts	12,942	12,227
Investment services and trust	10,659	9,244
Other	5,653	5,018
Total Noninterest Income	43,165	37,692

NONINTEREST EXPENSE
Salaries and employee benefits	96,690	94,940
Data processing and information technology	15,357	14,678
Occupancy	12,656	12,340
Furniture, equipment and software	10,660	10,060
Other Taxes	6,032	5,670
Marketing	4,668	4,360
Professional services and legal	3,963	4,224
FDIC insurance	3,227	3,173
Other noninterest expense	19,759	20,136
Total Noninterest Expense	173,012	169,581
Income Before Taxes	138,249	125,521
Income tax expense	27,931	25,258

Net Income	$110,318	$100,263

Per Share Data
Average shares outstanding - diluted	36,243,384	38,611,041
Diluted earnings per share	$3.04	$2.60
Dividends declared per share	$1.10	$1.02
Dividends paid to net income	36.04%	39.15%

Profitability Ratios (annualized)
Return on average assets	1.50%	1.38%
Return on average shareholders' equity	10.32%	9.35%
Return on average tangible shareholders' equity (non-GAAP)(5)	14.05%	12.73%
Pre-provision net revenue / average assets (non-GAAP)(6)	1.92%	1.78%
Efficiency ratio (FTE) (non-GAAP)(7)	54.65%	56.35%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2026	2026	2025
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$192,223	$217,819	$196,228
Securities available for sale, at fair value	984,444	1,013,305	1,001,149
Loans held for sale	574	4,695	—
Commercial loans:
Commercial real estate	3,550,690	3,485,893	3,653,790
Commercial and industrial	1,538,964	1,590,086	1,466,075
Commercial construction	449,889	475,450	320,190
Total Commercial Loans	5,539,543	5,551,429	5,440,055
Consumer loans:
Residential mortgage	1,680,848	1,674,052	1,700,636
Home equity	735,975	727,702	698,886
Installment and other consumer	77,148	80,086	102,600
Consumer construction	20,505	25,117	38,830
Total Consumer Loans	2,514,476	2,506,957	2,540,952
Total Portfolio Loans	8,054,019	8,058,386	7,981,007
Allowance for credit losses	(93,252)	(93,320)	(98,155)
Total Portfolio Loans, Net	7,960,767	7,965,066	7,882,852
Federal Home Loan Bank and other restricted stock, at cost	14,318	16,796	15,042
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	1,707	1,887	2,450
Other assets	362,034	351,021	346,338
Total Assets	$9,889,491	$9,944,013	$9,817,483

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,223,912	$2,256,542	$2,188,699
Interest-bearing demand	771,052	769,495	745,904
Money market	2,186,099	2,183,937	2,194,702
Savings	873,656	881,967	868,019
Certificates of deposit	2,009,172	1,994,142	1,924,619
Total Deposits	8,063,891	8,086,083	7,921,943

Borrowings:
Short-term borrowings	165,000	200,000	135,000
Long-term borrowings	751	25,773	50,836
Junior subordinated debt securities	49,523	49,508	49,463
Total Borrowings	215,274	275,281	235,299
Other liabilities	202,992	178,834	184,775
Total Liabilities	8,482,157	8,540,198	8,342,017

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,407,334	1,403,815	1,475,466
Total Liabilities and Shareholders’ Equity	$9,889,491	$9,944,013	$9,817,483

Capitalization Ratios
Shareholders' equity / assets	14.23%	14.12%	15.03%
Tangible common equity / tangible assets (non-GAAP)(9)	10.85%	10.75%	11.65%
Tier 1 leverage	11.79%	11.58%	12.33%
Common equity tier 1 - risk-based capital	14.02%	13.64%	14.75%
Tier 1 - risk-based capital	14.32%	13.95%	15.06%
Total - risk-based capital	15.89%	15.51%	16.63%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2026		2026		2025
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (non-GAAP) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$115,584	3.74%	$127,429	3.69%	$128,236	4.43%
Securities, at fair value	999,252	4.08%	1,007,484	3.83%	1,011,624	3.80%
Loans held for sale	2,660	6.60%	2,034	6.47%	18	6.88%
Commercial real estate	3,498,095	5.98%	3,503,981	5.90%	3,564,071	5.86%
Commercial and industrial	1,572,162	6.24%	1,555,118	6.18%	1,485,816	6.78%
Commercial construction	482,988	6.39%	433,427	6.40%	379,167	6.97%
Total Commercial Loans	5,553,245	6.09%	5,492,526	6.02%	5,429,054	6.19%
Residential mortgage	1,669,190	5.46%	1,672,326	5.39%	1,688,697	5.33%
Home equity	731,173	5.86%	720,484	5.91%	687,639	6.35%
Installment and other consumer	77,549	7.42%	82,452	7.43%	100,551	7.85%
Consumer construction	24,565	6.57%	27,370	6.61%	40,612	6.73%
Total Consumer Loans	2,502,477	5.65%	2,502,632	5.62%	2,517,499	5.73%
Total Portfolio Loans	8,055,722	5.95%	7,995,158	5.89%	7,946,553	6.04%
Total Loans	8,058,382	5.95%	7,997,192	5.89%	7,946,571	6.04%
Total other earning assets	13,230	7.96%	13,772	8.40%	13,808	7.63%
Total Interest-earning Assets	9,186,448	5.73%	9,145,877	5.64%	9,100,239	5.77%
Noninterest-earning assets	696,156		694,086		699,840
Total Assets	$9,882,604		$9,839,963		$9,800,079

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$762,711	0.93%	$777,216	0.94%	$742,817	0.99%
Money market	2,224,318	2.64%	2,185,936	2.57%	2,247,331	3.06%
Savings	878,006	0.72%	879,391	0.67%	873,968	0.72%
Certificates of deposit	2,003,793	3.61%	1,994,523	3.64%	1,915,006	3.96%
Total Interest-bearing Deposits	5,868,828	2.46%	5,837,066	2.43%	5,779,122	2.74%
Short-term borrowings	90,978	3.92%	106,209	3.86%	73,538	4.53%
Long-term borrowings	24,947	3.76%	25,783	3.76%	50,846	3.80%
Junior subordinated debt securities	49,514	6.50%	49,499	6.47%	49,454	7.08%
Total Borrowings	165,439	4.67%	181,491	4.56%	173,838	5.04%
Total Other Interest-bearing Liabilities	32,095	3.72%	23,602	3.69%	28,049	4.36%
Total Interest-bearing Liabilities	6,066,362	2.53%	6,042,159	2.50%	5,981,009	2.81%
Noninterest-bearing liabilities	2,403,433		2,379,939		2,355,972
Shareholders' equity	1,412,809		1,417,865		1,463,098
Total Liabilities and Shareholders' Equity	$9,882,604		$9,839,963		$9,800,079

Net Interest Margin (FTE) (non-GAAP)(10)		4.06%		3.99%		3.93%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	Nine Months Ended September 30,
(dollars in thousands)	2026		2025
Net Interest Margin (FTE) (non-GAAP) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$131,998	3.71%	$125,708	4.45%
Securities, at fair value	1,001,266	3.90%	1,004,633	3.73%
Loans held for sale	1,905	6.53%	7	6.23%
Commercial real estate	3,527,027	5.89%	3,479,614	5.85%
Commercial and industrial	1,547,160	6.22%	1,513,214	6.73%
Commercial construction	434,959	6.40%	378,819	6.95%
Total Commercial Loans	5,509,146	6.03%	5,371,647	6.18%
Residential mortgage	1,680,951	5.41%	1,674,472	5.27%
Home equity	719,923	5.89%	670,399	6.34%
Installment and other consumer	82,527	7.41%	99,839	7.90%
Consumer construction	27,333	6.63%	42,248	6.81%
Total Consumer Loans	2,510,734	5.63%	2,486,958	5.69%
Total Portfolio Loans	8,019,880	5.90%	7,858,605	6.02%
Total Loans	8,021,785	5.90%	7,858,612	6.02%
Total other earning assets	13,270	7.82%	15,694	7.34%
Total Interest-earning Assets	9,168,319	5.65%	9,004,647	5.75%
Noninterest-earning assets	694,418		713,016
Total Assets	$9,862,737		$9,717,663

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$772,752	0.93%	$761,804	1.00%
Money market	2,218,646	2.60%	2,175,399	3.02%
Savings	876,917	0.68%	879,645	0.69%
Certificates of deposit	1,988,180	3.66%	1,882,923	4.11%
Total Interest-bearing deposits	5,856,495	2.45%	5,699,771	2.75%
Short-term borrowings	90,511	3.92%	108,811	4.61%
Long-term borrowings	33,750	3.78%	50,866	3.80%
Junior subordinated debt securities	49,500	6.50%	49,439	7.12%
Total Borrowings	173,761	4.63%	209,116	5.01%
Total Other Interest-bearing Liabilities	26,220	3.70%	34,667	4.39%
Total Interest-bearing Liabilities	6,056,476	2.52%	5,943,554	2.84%
Noninterest-bearing liabilities	2,377,632		2,340,420
Shareholders' equity	1,428,629		1,433,689
Total Liabilities and Shareholders' Equity	$9,862,737		$9,717,663

Net Interest Margin (FTE) (non-GAAP)(8)		3.99%		3.87%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2026		2026		2025
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$7,985	0.23%	$9,354	0.27%	$27,964	0.77%
Commercial and industrial	14,042	0.91%	16,836	1.06%	9,826	0.67%
Commercial construction	—	—%	—	—%	869	0.27%
Total Nonaccrual Commercial Loans	22,027	0.40%	26,190	0.47%	38,659	0.71%
Consumer loans:
Residential mortgage	10,210	0.61%	10,027	0.60%	7,005	0.41%
Home equity	4,062	0.55%	3,859	0.53%	3,790	0.54%
Installment and other consumer	155	0.20%	140	0.18%	164	0.16%
Total Nonaccrual Consumer Loans	14,427	0.57%	14,026	0.56%	10,959	0.43%
Total Nonaccrual Loans	$36,454	0.45%	$40,216	0.50%	$49,618	0.62%

	2026	2026	2025
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$2,427	$1,236	$3,053
Recoveries	(365)	(241)	(639)
Net Loan Charge-offs	$2,062	$995	$2,414

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$831	$249	$106
Commercial and industrial	1,033	614	2,142
Commercial construction	—	69	(9)
Total Commercial Loan Charge-offs	1,864	932	2,239
Consumer loans:
Residential mortgage	(23)	223	32
Home equity	144	74	9
Installment and other consumer	77	(234)	134
Total Consumer Loan Charge-offs	198	63	175
Total Net Loan Charge-offs	$2,062	$995	$2,414
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	Nine Months Ended September 30,
(dollars in thousands)	2026	2025
Loan Charge-offs (Recoveries)
Charge-offs	$5,598	$5,593
Recoveries	(854)	(2,048)
Net Loan Charge-offs	$4,744	$3,545

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$1,572	($56)
Commercial and industrial	1,822	2,627
Commercial construction	69	110
Total Commercial Loan Charge-offs	3,463	2,681
Consumer loans:
Residential mortgage	227	58
Home equity	454	188
Installment and other consumer	600	618
Total Consumer Loan Charge-offs	1,281	864
Total Net Loan Charge-offs	$4,744	$3,545

	2026	2026	2025
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$36,454	$40,216	$49,618
OREO	29	—	8
Total nonperforming assets	36,483	40,216	49,626
Nonaccrual loans / total loans	0.45%	0.50%	0.62%
Nonperforming assets / total loans plus OREO	0.45%	0.50%	0.62%
Allowance for credit losses / total portfolio loans	1.16%	1.16%	1.23%
Allowance for credit losses / nonaccrual loans	256%	232%	198%
Net loan charge-offs	$2,062	$995	$2,414
Net loan charge-offs (annualized) / average loans	0.10%	0.05%	0.12%

	Nine Months Ended September 30,
(dollars in thousands)	2026	2025
Asset Quality Data
Net loan charge-offs	$4,744	$3,545
Net loan charge-offs (annualized) / average loans	0.08%	0.06%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2026	2026	2025
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,407,334	$1,403,815	$1,475,466
Less: goodwill and other intangible assets, net of deferred tax liability	(374,773)	(374,915)	(375,359)
Tangible common equity (non-GAAP)	$1,032,561	$1,028,900	$1,100,107
Common shares outstanding	35,266,564	35,264,936	38,350,500
Tangible book value (non-GAAP)	$29.28	$29.18	$28.69
Tangible book value is a common industry metric used by investors and analysts to measure our company's value.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$153,153	$146,975	$138,708
Plus: amortization of intangibles (annualized), net of tax	564	577	649
Net income before amortization of intangibles (annualized)	$153,717	$147,552	$139,357

Average total shareholders' equity	$1,412,809	$1,417,865	$1,463,098
Less: average goodwill and other intangible assets, net of deferred tax liability	(374,848)	(374,991)	(375,446)
Average tangible equity (non-GAAP)	$1,037,961	$1,042,874	$1,087,652
Return on average tangible shareholders' equity (non-GAAP)	14.81%	14.15%	12.81%
Return on average tangible shareholders' equity is a common industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$48,741	$45,464	$43,836
Plus: net gain on sale of securities and VISA Class B-2 exchange	(109)	(169)	—
Plus: Provision for credit losses	1,411	1,112	2,792
Total	$50,043	$46,407	$46,628
Total (annualized) (non-GAAP)	$198,540	$186,138	$184,992
Average assets	$9,882,604	$9,839,963	$9,800,079
Pre-provision Net Revenue / Average Assets (non-GAAP)	2.01%	1.89%	1.89%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a commonly used industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$57,641	$58,664	$56,376

Net interest income per consolidated statements of net income	$93,130	$90,380	$89,241
Plus: taxable equivalent adjustment	593	584	602
Net interest income (FTE) (non-GAAP)	$93,723	$90,964	$89,843
Noninterest income	14,663	14,860	13,763
Plus: net gain on sale of securities and VISA Class B-2 exchange	(109)	(169)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$108,277	$105,655	$103,606
Efficiency ratio (FTE) (non-GAAP)	53.23%	55.52%	54.41%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	Nine Months Ended September 30,
(dollars in thousands)	2026	2025
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$147,495	$134,051
Plus: amortization of intangibles (annualized), net of tax	574	690
Net income before amortization of intangibles (annualized)	$148,069	$134,741

Average total shareholders' equity	$1,428,629	$1,433,689
Less: average goodwill and other intangible assets, net of deferred tax liability	(374,991)	(375,585)
Average tangible equity (non-GAAP)	$1,053,638	$1,058,104
Return on average tangible shareholders' equity (non-GAAP)	14.05%	12.73%
Return on average tangible shareholders' equity is a common industry profitability metric used by management, as well as investors and analysts, to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$138,249	$125,521
Plus: net (gain) loss on sale of securities and second quarter VISA Class B-2 exchange	(278)	2,295
Plus: Provision for credit losses	3,850	1,726
Total (non-GAAP)	$141,821	$129,542
Total (annualized) (non-GAAP)	$189,614	$173,197
Average assets	$9,862,737	$9,717,663
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.92%	1.78%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a commonly used industry measurement, to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (FTE) (non-GAAP)
Noninterest expense	$173,012	$169,581

Net interest income per consolidated statements of net income	$271,946	$259,136
Plus: taxable equivalent adjustment	1,767	1,810
Net interest income (FTE) (non-GAAP)	$273,713	$260,946
Noninterest income	43,165	37,692
Plus: net (gain) loss on sale of securities and VISA Class B-2 exchange	(278)	2,295
Net interest income (FTE) (non-GAAP) plus noninterest income	$316,600	$300,933
Efficiency ratio (FTE) (non-GAAP)	54.65%	56.35%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$386,144	$385,377
Less: interest expense	(114,198)	(126,241)
Net interest income per consolidated statements of net income	$271,946	$259,136
Plus: taxable equivalent adjustment	1,767	1,810
Net interest income (FTE) (non-GAAP)	$273,713	$260,946
Net interest income (FTE) (annualized)	$365,953	$348,884
Average interest-earning assets	$9,168,319	$9,004,647
Net interest margin - (FTE) (non-GAAP)	3.99%	3.87%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be a commonly used industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2026	2026	2025
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,407,334	$1,403,815	$1,475,466
Less: goodwill and other intangible assets, net of deferred tax liability	(374,773)	(374,915)	(375,359)
Tangible common equity (non-GAAP)	$1,032,561	$1,028,900	$1,100,107

Total assets	$9,889,491	$9,944,013	$9,817,483
Less: goodwill and other intangible assets, net of deferred tax liability	(374,773)	(374,915)	(375,359)
Tangible assets (non-GAAP)	$9,514,718	$9,569,098	$9,442,124
Tangible common equity to tangible assets (non-GAAP)	10.85%	10.75%	11.65%
Tangible common equity to tangible assets is a commonly used industry measurement to evaluate capital adequacy.

(10) Net Interest Margin (FTE) (non-GAAP)
Interest income and dividend income	$131,752	$128,059	$131,623
Less: interest expense	(38,622)	(37,679)	(42,382)
Net interest income per consolidated statements of net income	93,130	90,380	89,241
Plus: taxable equivalent adjustment	593	584	602
Net interest income (FTE) (non-GAAP)	$93,723	$90,964	$89,843
Net interest income (FTE) (annualized)	$371,836	$364,856	$356,442
Average interest-earning assets	$9,186,448	$9,145,877	$9,100,239
Net interest margin (FTE) (non-GAAP)	4.06%	3.99%	3.93%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be a commonly used industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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